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             EXHIBIT 5     OPINION OF MULDOON, MURPHY & FAUCETTE LLP




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                                 June 22, 2000



Board of Directors
American Financial Holdings, Inc.
102 West Main Street
New Britain, Connecticut 06051

      Re: American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan Registration Statement on Form S-8 for Offer and Sale of 4,041,954 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by American Financial Holdings, Inc., a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 4,041,954 shares of the Company's Common Stock, $.01 par value (the "Shares"), on Form S-8 under the Securities Act of 1933. The Registration covers 2,887,110 Shares that may be issued upon the exercise of stock options and 1,154,844 Shares that may be distributed as restricted stock awards under the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan (the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved for issuance under the Plan have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.




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Board of Directors
American Financial Holdings, Inc.
June 22, 2000
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      We hereby  consent  to the  filing of this  opinion  as an  exhibit to the
Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel."

     We note that, although certain portions of the Registration Statement (the financial statements) have been included therein on the authority of "experts" within the meaning of the Securities Act, we are not such experts with respect to any portion of the Registration Statement, including without limitation, the financial statements or schedules or the other financial information or data included therein.


                                          Very truly yours,

                                          /s/ Muldoon, Murphy & Faucette LLP

                                          MULDOON, MURPHY & FAUCETTE LLP